Exhibit 10.1

THE PEP BOYS –
MANNY, MOE & JACK PENSION PLAN

AMENDMENT 2007-1

Pursuant to the authority reserved to it under Section 8.2 of The Pep Boys – Manny, Moe & Jack Pension Plan (the “Pension Plan”), the Administrative Committee for the Pension Plan (the “Committee”) hereby amends the Pension Plan as follows:

1.                                       Effective January 1, 2007, paragraph (c) under the definition of “Actuarial Equivalent(ce) or Actuarially Equivalent” in Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

“(c)         For periods prior to January 1, 2007, except as provided in the following paragraph, for conversions under Section 4.6(b), for optional forms paid according to Section 4.6(e), early retirement under Section 4.3, conversions with respect to annuity payments made pursuant to qualified domestic relations orders and adjustments under Sections 9.4 and 9.4A(b)(2)(B)(i)(B), the UP-1984 Table of Mortality at 7½ percent interest, shall be used. For purposes of establishing present value for Top-Heavy determinations, interest at 7½ percent shall be used and the UP-1984 Table of Mortality.

Effective January 1, 2007, for conversions under Section 4.6(b), for optional forms paid according to Section 4.6(e), early retirement under Section 4.3, conversions with respect to annuity payments made pursuant to qualified domestic relations orders and adjustments under Sections 9.4 and 9.4A(b)(2)(B)(i)(B), the UP-1994 Mortality Table projected to 2002 using Scale AA (blended 50% male, 50% female; without adjustment collar) at 7½ percent interest, shall be used.  For purposes of establishing present value for Top-Heavy determinations, interest at 7½ percent and the UP-1994 Mortality Table projected to 2002 using Scale AA (blended 50% male, 50% female; without adjustment collar)) shall be used.  Notwithstanding the foregoing, the benefit determined under this paragraph shall not be less than the benefit determined under the first paragraph of this subsection (c) as of December 31, 2006.”

2.                                       Effective January 1, 2007, Section 4.6(c) is amended so that the terms “90 days” are replaced with “180 days.”

3.                                       Effective January 1, 2007, Section 4.6(e)(3) of the Plan is redesignated Section 4.6(e)(4) and a new Section 4.6(e)(3) is hereby added to the Plan to read as follows:

“(3)         75% Joint and Survivor Annuity.  A married Participant or Former Participant may elect to have his pension paid in the form of a 75% joint and survivor annuity, which shall be the Actuarial Equivalent of the normal form for single Participants described in Section 4.6(a) payable for life to the Participant or Former Participant and, thereafter, for the life of the Participant’s or Former Participant’s Surviving Spouse in an amount equal to 75% of the amount that was payable to the Participant or Former Participant.”

4.                                       Effective January 1, 2007, Section 9.4A(b)(2)(B) of the Plan is hereby amended in its entirety to read as follows:

“(B)         If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using (A) an interest rate of 7 1/2%; and (B) the applicable mortality table described in paragraph (c) under the definition of “Actuarial Equivalent(ce) or Actuarially Equivalent” in Section 2.1; and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using (A) a 5% interest rate; and (B) the applicable mortality table as defined in Section 2.1, paragraph (e) of the definition of “Actuarial Equivalent(ce) or Actuarially Equivalent” under the heading “Mortality Table for 415 and 417(e) Purposes For Annuity Starting Dates On Or After December 31, 2002”, or the applicable mortality table under Section 417(e)(3) of the Code and Treas. Reg. Section 1.417(e)-1T(d)(2) (as set forth in paragraph (b) of the definition of “Actuarial Equivalence”) for Annuity Starting Dates prior to December 31, 2002. Any decrease in the defined benefit dollar limitation determined in accordance with this subparagraph (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.”

IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the Committee has caused this instrument to be executed this       day of                 , 2007.

Attest:	ADMINISTRATIVE COMMITTEE FOR THE
THE PEP BOYS – MANNY, MOE & JACK
PENSION PLAN

By: